EXHIBIT 99.1

Global Geophysical Services Announces 4th Quarter 2011 Earnings Call

HOUSTON, Jan. 24, 2012 (GLOBE NEWSWIRE) -- Global Geophysical Services, Inc. (NYSE:GGS) announced today that it plans to publicly release financial results for its 2011 fiscal year-end and quarter ended December 31, 2011, the Company's fourth quarter of fiscal year 2011, before the market opens on Thursday, February 2nd, 2012.

An investor conference call to review the fourth quarter results will be held on Thursday, February 2, 2012 at 11:00 a.m. Eastern Time (10:00 a.m. Central /9:00 a.m. Mountain /8:00 a.m. Pacific).

Investors and analysts are invited to participate in the call by phone or via the internet webcast at: http://ir.globalgeophysical.com/

Conference Call Information:

Conference Topic: Global Geophysical Services Q4 Earnings Call
Date of Call: 2/2/2012
Time of Call: 11:00 a.m. Eastern Time
Participant Operator Assisted Toll-Free Dial-In Number: (877) 312-5527
Participant Operator Assisted International Dial-In Number: (253) 237-1145

The webcast from the call will be available for on-demand replay on our investor relations website at: http://ir.globalgeophysical.com/results.cfm

About Global Geophysical Services, Inc.

GGS provides an integrated suite of Geoscience solutions to the global oil and gas industry including high-resolution RG-3D Reservoir Grade® seismic data acquisition, Multi Client data library products, micro seismic monitoring, seismic data processing, data analysis, and interpretation services. GGS combines experience, innovation, operational safety, and environmental responsibility with leading edge geophysical technology to facilitate successful E&P execution.  GGS' combined product and service offerings provide the ability to Gain InSight™ in the exploration and production of hydrocarbons. GGS is headquartered in Houston, Texas. To learn more about GGS, visit www.GlobalGeophysical.com.

The Global Geophysical Services, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=7300

CONTACT: Mathew Verghese
         Chief Financial Officer
         ir@globalgeophysical.com

         www.globalgeophysical.com
         Phone: 713-808-1750
         Fax: (713) 972-1008